UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

Current Report Pursuant to Section 13 of 15(d) of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): April 14, 2004

CNET Networks, Inc.

(Exact name of registrant as specified in its charter)

Delaware
(State or Other Jurisdiction of Incorporation)

0-20939	13-3696170
(CommissionFile Number)	(IRS Employer Identification Number)

235 Second Street
San Francisco, CA 94105
(Address of principal executive offices including zip code)

(415) 344-2000
(Registrant’s telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

ITEM 7. FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND EXHIBITS.

(c)     Exhibits.

        99.1 Press release dated April 14, 2004 by CNET Networks, Inc.

ITEM 12. Results of Operations and Financial Conditions”)

On April 14, 2004, CNET Networks, Inc. (CNET) announced via press release CNET’s preliminary results for its first quarter ended March 31, 2004. A copy of CNET’s press release is attached hereto as exhibit 99.1 and is incorporated herein by reference.

For additional risks about CNET’s business, see its Annual Report on Form 10-K for the year ended December 31, 2003 and subsequent Forms 8-K, including disclosures under the captions “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations,” which are filed with the Securities and Exchange Commission and are available on the SEC’s website at www.sec.gov.

EXHIBIT INDEX

Exhibit
Number	Title
99.1	Press release dated April 14, 2004 by CNET Networks, Inc.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: April 14, 2004

CNET Networks, Inc. By: /s/ DOUGLAS N. WOODRUM —————————————— Name: Douglas N. Woodrum Title: Chief Financial Officer